Exhibit 4.1

SHARE CERTIFICATE

OF

XUEDA EDUCATION GROUP

INCORPORATED IN THE CAYMAN ISLANDS

Authorized capital: US$50,000.00 divided into 500,000,000 shares of a nominal or par value of US$0.0001 each

THIS IS TO CERTIFY THAT THE UNDERMENTIONED PERSON IS THE REGISTERED HOLDER OF THE SHARES SPECIFIED HEREUNDER SUBJECT TO THE MEMORANDUM AND ARTICLES OF ASSOCIATION OF THE COMPANY

	NO . OF	DISTINCTIVE NUMBERS			DATE OF
SHAREHOLDER	SHARES	FROM	TO	CERTIFICATE NUMBER	ISSUE

GIVEN UNDER THE COMMON SEAL OF THE COMPANY ON THE DATE STATED ABOVE AND IN THE PRESENCE OF

DIRECTOR	DIRECTOR

NO TRANSFER OF ANY OF THE ABOVE SHARES CAN BE REGISTERED UNLESS MADE IN ACCORDANCE WITH THE MEMORANDUM AND ARTICLES OF ASSOCIATION OF THE COMPANY AND ACCOMPANIED BY THIS CERTIFICATE